As filed with the United States Securities and Exchange Commission on March 12, 2010
                                                     Registration No. 333-153308

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                           NETVENTORY SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in our Charter)

           Nevada                                     7389                              98-0573252
(State or other jurisdiction of           (Primary Standard Industrial           (I.R.S. Employer I.D No.)
 incorporation or organization)            Classification Code Number)


                               Ronald C. Dela Cruz
                           NetVentory Solutions, Inc.
                       8th Floor-200 South Virginia Street
                                 Reno, NV 89501
                                  775-562-0504

            (Name, address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:


                               Gersten Savage LLP
                            David E. Danovitch, Esq.
                               Jaclyn Amsel, Esq.
                         600 Lexington Avenue, 9th Floor
                             New York, NY 10022-6018


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this "Post-Effective Amendment") relates to the registration statement on Form S-1 of NetVentory Solutions, Inc. (the "Company," "we," "us," or "our") pertaining to 640,000 shares of common stock, par value $0.001 per share, which was filed with the Securities and Exchange Commission on September 3, 2008 (Registration No. 333-153308), as amended and supplemented, and was declared effective by the Securities and Exchange Commission on September 11, 2008 (the "Registration Statement"). This Post-Effective Amendment is being filed to update certain financial and other information contained in the prospectus in accordance with Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), and includes the financial statements and the notes thereto included in our Annual Report on Form 10-K, for the fiscal year ended July 31, 2009, the financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the three and six month periods ended January 31, 2010, and certain other updated information. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

PROSPECTUS

                           NETVENTORY SOLUTIONS, INC.

                                 640,000 SHARES
                                       OF
                                  COMMON STOCK

This prospectus relates to the resale by certain selling shareholders of up to 640,000 shares of our common stock, par value $0.001 per share.


The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our Common Stock is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol "NTVS." On March 9, 2010, a closing price was not available on the OTC Bulletin Board because there have been no reported trades.

The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices. The expenses of the offering are estimated at $25,301.26 and will be paid by us.


INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. CONSIDER CAREFULLY THE "RISK FACTORS" DETAILED ON PAGE 4 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, NetVentory Solutions, Inc., or the shares of our Common Stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.


                  The date of this prospectus is _______, 2010

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

GLOSSARY OF TERMS                                                             1
GENERAL                                                                       2
PROSPECTUS SUMMARY                                                            2
RISK FACTORS                                                                  4
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS                             9
TAX CONSIDERATIONS                                                            9
USE OF PROCEEDS                                                               9
DETERMINATION OF OFFERING PRICE                                               9
DILUTION                                                                     10
SHARES ELIGIBLE FOR RESALE                                                   10
SELLING SHAREHOLDERS                                                         10
PLAN OF DISTRIBUTION                                                         13
DESCRIPTION OF SECURITIES                                                    14
INTERESTS OF NAMED EXPERTS AND COUNSEL                                       14
LEGAL REPRESENTATION                                                         14
EXPERTS                                                                      14
TRANSFER AGENT                                                               14
DESCRIPTION OF BUSINESS                                                      15
FINANCIAL STATEMENTS                                                         F-1
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS                            19
MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION                                19
RESULTS OF OPERATIONS                                                        21
LIQUIDITY AND CAPITAL RESOURCES                                              22
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                        22
DIRECTORS AND EXECUTIVE OFFICERS                                             23
EXECUTIVE COMPENSATION                                                       24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               25
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                             26
WHERE YOU CAN FIND ADDITIONAL INFORMATION                                    26


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                       GLOSSARY OF TERMS AND ABBREVIATIONS

Within this document, the following terms and abbreviations have specific meanings:

     ASP stands for Application Service Provider, an organization that hosts software applications on its own servers within its own facilities.

     CRM stands for Customer Relationship Management, an integrated information system that is used to schedule, plan and control the pre-sales and post-sales activities within an organization. CRM embraces all aspects of dealing with prospects and customers, including call centers, sales force, marketing, technical support and field service.

     C++ is an object-oriented programming language widely used to develop enterprise and commercial applications

     ERP stands for Enterprise Resource Planning, an integrated information system that serves all departments within an enterprise. It implies the use of packaged software rather than proprietary software written by or for one customer.

     JAVA refers to a programming language expressly designed for use in the distributed environment of the Internet. It can be used to create complete applications that run on a single computer or may be distributed among servers and clients in a single network.

     MYSLQ refers to a relational database management system based on based on Structured Query Language.

     PHP refers to a computer scripting language designed for producing web pages.

     POSTGRESQL is a full featured, open source database management system.

     SMB stands for Small and Medium Businesses.

                                     GENERAL

As used in this Prospectus, references to the "NetVentory," "Company," "we," "our," "ours" and "us" refer to NetVentory Solutions, Inc., unless the context otherwise requires. In addition, references to our "financial statements" are to our financial statements except as the context otherwise requires and any references to "fiscal year" refers to our fiscal year ending July 31. Unless otherwise indicated, the term "common stock" refers to shares of the Company's common stock.

                               PROSPECTUS SUMMARY

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and our financial statements and the notes accompanying the financial statements appearing elsewhere in this prospectus.

THE COMPANY

WHERE YOU CAN FIND US

Our principal executive offices are located at 8th Floor-200 South Virginia Street, Reno, NV 89501. Our telephone number is (775) 562-0504. Our website address is http://www.net-ventory.com.

The information on our website is not a part of this prospectus.

CORPORATE BACKGROUND


We were incorporated in the state of Nevada in February 8, 2008 under the name NetVentory Solutions, Inc. and are engaged in providing online inventory services to small and medium sized companies. Our goal is to offer comprehensive inventory management and product fulfillment services to our customers. Our target clientele will include small to medium sized business owners who demand convenient and cost effective ways to monitor and control their company's inventory.

In order to satisfy global demand for online inventory services, we plan to develop a network of international and domestic resellers, and also retain a foreign sales force that manages various call centers, which develop client networks and contact potential customers.

As the popularity of the Internet continues to surge, we plan to capitalize on the continually maturing marketplace for online inventory management services. Automated inventory services are becoming an increasingly necessary tool to reduce costs and increase productivity. From scanning the bar codes on products stored in warehouses and storage bins, to tracking the cost of goods sold to customers, inventory management is becoming an essential part of everyday life for many businesses.

We believe that our company has a strategic advantage over our competition because our customers have access to a protected local copy of their inventory at their premises to which they can refer to in the event of a failure in Internet connectivity. By granting our customers a local copy of their inventory that is readily available, our customers have the ability to continue with a project such as an inventory count (despite the lack of internet service), without disruptions. In addition, once Internet connection is restored, the local copy will automatically synch with the client's online inventory system, updating any changes that may have occurred during the interruption. We believe our unique technology will find a comfortable niche in the online inventory system business, and will continue to refine our product and related services in order to meet the needs of small and medium size businesses.


THE OFFERING

Securities Being Offered          Up to 640,000 shares of common stock.


Offering Price                    The selling shareholders will sell our shares
                                  at prevailing market prices or privately negotiated prices.


Terms of the Offering             The selling shareholders will determine when
                                  and how they will sell the common stock
                                  offered in this prospectus.

Termination of the Offering       The offering will conclude when all of the
                                  640,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We also may terminate the offering for no reason whatsoever.

Risk Factors                      The securities offered hereby involve a high
                                  degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 4.

Common Stock Issued and
 Outstanding Before Offering      2,140,000 shares of our common stock are
                                  issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by our existing shareholders.

Common Stock Issued and
   Outstanding After Offering     2,140,000 shares.

Use of Proceeds                   We will not receive any proceeds from the sale
                                  of the common stock by the selling
                                  shareholders.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA


The following table presents summary financial and other data and has been derived from our audited financial statements for the period from inception to July 31, 2009 and our unaudited financial statements from the period from inception to January 31, 2010. The information below should be read in conjunction with "Selected Historical Financial and Other Data," "Management's Discussion and Plan of Operations" and our financial statements and the notes to our financial statements, each of which is included in another section of this prospectus.

                                                  July 31,           January 31,
     (US Dollars)                                   2009                2010
                                                  --------            --------
     STATEMENT OF OPERATIONS DATA:
     Revenues                                     $     --            $     --
     Total Operating Expenses                     $ 40,901            $ 50,448
                                                  --------            --------

     Net (loss)                                   $(40,901)           $(50,448)

     CONSOLIDATED BALANCE SHEET DATA:
     Cash and Cash Equivalents                    $ 15,366            $  3,437
                                                  --------            --------

     Total Assets                                 $ 24,366            $ 12,437
     Total Liabilities                            $ 15,534            $ 15,885
                                                  --------            --------

     Total Stockholders' Equity (Deficit)         $  8,832            $ (3,448)

                                  RISK FACTORS

The securities offered hereby involve a substantial risk of loss. Prospective investors should carefully consider the risks and uncertainties described below before making an investment in our securities. The risks and uncertainties described below are those which management currently believes may significantly affect us.

                          RISKS RELATED TO OUR BUSINESS

WE INCURRED HISTORICAL LOSSES AS A RESULT, WE MAY NOT BE ABLE TO GENERATE PROFITS, SUPPORT OUR OPERATIONS, OR ESTABLISH A RETURN ON INVESTED CAPITAL.


We incurred net losses from our inception, February 8, 2008, to our fiscal year ended July 31, 2009 in the amount of $40,901 and from inception to our fiscal quarter ended January 31, 2010 in the amount of $50,448. In addition, we expect to increase our operating expenses to fund our anticipated growth. We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.


WE EXPECT OUR OPERATING LOSSES TO CONTINUE

We expect to incur increased operating expenses during the next year. The amount of net losses and the time required for us to reach and sustain profitability are uncertain. The likelihood of our success must be considered in light of the problems, expenses, difficulties, and delays frequently encountered in connection with our business, including, but not limited to the increase in costs to be incurred for research and development, protection of our intellectual property and the marketing and delivery of our product. There can be no assurance that we will ever generate revenue or achieve profitability at all or on any substantial basis.

BECAUSE WE PROVIDE A SUITE OF ON-DEMAND APPLICATIONS THAT MANY OF OUR CUSTOMERS USE TO MANAGE THEIR CRITICAL BUSINESS PROCESSES, THE MARKET FOR OUR SERVICE MAY DEVELOP MORE SLOWLY THAN WE EXPECT.

Our success will depend, to a large extent, on the willingness of SMBs to accept on-demand services for applications that they view as critical to the success of their business. Many companies have invested substantial effort and financial resources to integrate traditional enterprise software into their businesses and may be reluctant or unwilling to switch to a different application or to migrate these applications to on-demand services. Other factors that may affect market acceptance of our application include:

     * the security capabilities, reliability and availability of on-demand services;

     * customer concerns with entrusting a third party to store and manage their data, especially confidential or sensitive data;

     * our ability to minimize the time and resources required to implement our suite;

     *    our ability to maintain high levels of customer satisfaction;

     * our ability to implement upgrades and other changes to our software without disrupting our service;

     *    the level of customization or configuration we offer;

     * our ability to provide rapid response time during periods of intense activity on customer websites; and

     * the price, performance and availability of competing products and services.

The market for these services may not develop further, or it may develop more slowly than we expect, either of which would harm our business.

OUR CUSTOMERS ARE SMALL AND MEDIUM-SIZED BUSINESSES, WHICH CAN BE CHALLENGING TO COST-EFFECTIVELY REACH, ACQUIRE AND RETAIN.

We plan to market and sell our application suite to SMBs. To grow our revenue quickly, we must add new customers, sell additional services to existing customers and encourage existing customers to renew their subscriptions. However, selling to and retaining SMBs can be more difficult than selling to and retaining large enterprises because SMB customers:

     *    are more price sensitive;

     *    are more difficult to reach with traditional marketing campaigns;

     * have high churn rates in part because of the nature of their businesses;

     * may lack the staffing to benefit fully from our application suite's rich feature set;

     * often require higher sales, marketing and support expenditures by vendors that sell to them per revenue dollar; and

     * are more vulnerable to negative changes in the general economic environment that may disrupt continued business operations.

If we are unable to cost-effectively market and sell our service to our target customers, our ability to grow our revenue quickly and become profitable will be harmed.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR CURRENT BUSINESS AND FUTURE PROSPECTS, AND MAY INCREASE THE RISK OF YOUR INVESTMENT.

Our company has been in existence only since early 2008. Our limited operating history will make it difficult to evaluate our current business and our future prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries. If we do not address these risks successfully, our business will be harmed, which may increase the risk to an investment in our securities.

OUR BUSINESS DEPENDS SUBSTANTIALLY ON CUSTOMERS RENEWING, UPGRADING AND EXPANDING THEIR SUBSCRIPTIONS FOR OUR SERVICES. ANY DECLINE IN OUR CUSTOMER RENEWALS, UPGRADES AND EXPANSIONS WOULD HARM OUR FUTURE OPERATING RESULTS.

We will sell our application suite pursuant to service agreements that have a specific term and are not automatically renewable. Our ability to grow will be dependent in part on customers purchasing additional subscriptions after the term of their initial subscriptions. Our customers' renewal rates may decline or fluctuate because of several factors, including their satisfaction or dissatisfaction with our services, the prices of our services, the prices of services offered by our competitors or reductions in our customers' spending levels. If our customers do not renew their subscriptions for our services, renew on less favorable terms, or do not purchase additional functionality or subscriptions, our revenue may grow more slowly than expected or decline and our profitability and gross margins may be harmed.

IF OUR SECURITY MEASURES ARE BREACHED AND UNAUTHORIZED ACCESS IS OBTAINED TO A CUSTOMER'S DATA, WE MAY INCUR SIGNIFICANT LIABILITIES, OUR SERVICE MAY BE PERCEIVED AS NOT BEING SECURE AND CUSTOMERS MAY CURTAIL OR STOP USING OUR SUITE.

The services we plan to offer will involve the storage of large amounts of our customers' sensitive and proprietary information. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and someone obtains unauthorized access to our customers' data, we could incur significant liability to our customers and to individuals or businesses whose information was being stored by our customers, our business may suffer and our reputation will be damaged. Because techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose sales and customers. We do not have, and are likely not to have for the foreseeable future, insurance that will adequately cover any liability to a customer under these circumstances.

THE MARKET FOR OUR SERVICES IS INTENSELY COMPETITIVE, AND IF WE DO NOT COMPETE EFFECTIVELY, OUR OPERATING RESULTS MAY BE HARMED.

The markets for online inventory solutions are intensely competitive and rapidly changing with relatively low barriers to entry. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. In addition, pricing pressures and increased competition generally could result in reduced sales, reduced margins or the failure of our service to achieve or maintain more widespread market acceptance. We expect to compete to sell our application suite against existing systems that our potential customers have already made significant expenditures to install. Competition in our market is based principally upon service breadth and functionality; service performance, security and reliability; ability to tailor and customize services for a specific company, vertical or industry; ease of use of the service; speed and ease of deployment, integration and configuration; total cost of ownership, including price and implementation and support costs; professional services implementation; and financial resources of the vendor.

Many of our actual and potential competitors enjoy substantial competitive advantages over us, such as greater name recognition, longer operating histories, more varied products and services and larger marketing budgets, as well as substantially greater financial, technical and other resources. In addition, many of our competitors have established marketing relationships and access to larger customer bases, and have major distribution agreements with consultants, system integrators and resellers. If we are not able to compete effectively, our operating results will be harmed.

THE MARKET FOR OUR SERVICES IS PRICE SENSITIVE, AND IF THE PRICES WE CHARGE FOR OUR SERVICES ARE UNACCEPTABLE TO OUR CUSTOMERS, OUR OPERATING RESULTS WILL SUFFER.

Many of our potential customers are price sensitive, and we have limited experience with respect to determining the appropriate prices for our services. As the market for our services matures, or as new competitors introduce new products or services that compete with ours, we may be unable to renew our agreements with existing customers or attract new customers at the same price or based on the same pricing model that we may have previously used. As a result, it is possible that competitive dynamics in our market may require us to change our pricing model or reduce our prices, which could negatively impact our revenue, gross margin and operating results.

IF WE DO NOT EFFECTIVELY BUILD AND TRAIN OUR DIRECT SALES FORCE AND OUR SERVICES AND SUPPORT TEAMS, OUR FUTURE OPERATING RESULTS WILL SUFFER.

We plan to build our direct sales force and our services and support teams both domestically and internationally to increase our customer base and revenue. We believe that there is significant competition for direct sales, service and support personnel with the skills and technical knowledge that we require. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training and retaining sufficient numbers of personnel to support our growth. New hires require significant training and, in most cases, take significant time before they achieve full productivity. Our recent hires and planned hires may not become as productive as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business. If our efforts to build a direct sales force are not successful or do not generate a corresponding increase in revenue, our business will be harmed.

IF WE ARE UNABLE TO DEVELOP NEW SERVICES OR SELL OUR SERVICES INTO NEW MARKETS, OUR REVENUE WILL NOT GROW AS EXPECTED.

Our ability to attract new customers and increase revenue from existing customers will depend in large part on our ability to enhance and improve our existing application suite and to introduce new services and sell into new markets. The success of any enhancement or new service depends on several factors, including the timely completion, introduction and market acceptance of the enhancement or service. Any new service we develop or acquire may not be introduced in a timely or cost-effective manner and may not achieve the broad market acceptance necessary to generate significant revenue. Any new markets, into which we attempt to sell our application, including new vertical markets and new countries or regions, may not be receptive. If we are unable to successfully develop or acquire new services, enhance our existing services to meet customer requirements or sell our services into new markets, our revenue will not grow as expected.

BECAUSE WE PLAN TO DEVELOP A GLOBAL ORGANIZATION AND OUR LONG-TERM SUCCESS DEPENDS, IN PART, ON OUR ABILITY TO EXPAND THE SALES OF OUR SERVICES TO CUSTOMERS LOCATED OUTSIDE OF THE UNITED STATES, OUR BUSINESS IS SUSCEPTIBLE TO RISKS ASSOCIATED WITH INTERNATIONAL SALES AND OPERATIONS.

We currently maintain offices outside of the United States and plan to have sales personnel or independent consultants in several countries throughout the world. Managing a global organization will be difficult, time consuming and expensive. In addition, conducting international operations subjects us to risks that not generally faced in the United States. These risks include:

     * localization of our services, including translation into foreign languages and adaptation for local practices and regulatory requirements;

     * lack of familiarity with and unexpected changes in foreign regulatory requirements;

     * longer accounts receivable payment cycles and difficulties in collecting accounts; receivable;

     *    difficulties in managing and staffing international operations;

     *    fluctuations in currency exchange rates;

     * potentially adverse tax consequences, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;

     * dependence on certain third parties, including channel partners with whom we do not have extensive experience;

     * the burdens of complying with a wide variety of foreign laws and legal standards;

     *    increased financial accounting and reporting burdens and complexities;

     * political, social and economic instability abroad, terrorist related risks and security concerns in general; and

     * reduced or varied protection for intellectual property rights in some countries.

Operating in international markets also requires significant management attention and financial resources. The investment and additional resources required to establish operations and manage growth in other countries may not produce desired levels of revenue or profitability.

ASSERTIONS BY A THIRD PARTY THAT WE INFRINGE ITS INTELLECTUAL PROPERTY, WHETHER SUCCESSFUL OR NOT, COULD SUBJECT US TO COSTLY AND TIME-CONSUMING LITIGATION OR EXPENSIVE LICENSES.

The software and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition and become a publicly traded company, the possibility of intellectual property rights claims against us may grow. Our technologies may not be able to withstand any third-party claims or rights against their use. Additionally, although we have licensed from other parties proprietary technology covered by patents, we cannot be certain that any such patents will not be challenged, invalidated or circumvented. Furthermore, many of our service agreements require us to indemnify our customers for certain third-party intellectual property infringement claims, which could increase our costs as a result of defending such claims and may require that we pay damages if there were an adverse ruling related to any such claims. These types of claims could harm our relationships with our customers, may deter future customers from subscribing to our services or could expose us to litigation for these claims. Even if we are not a party to any litigation between a customer and a third party, an adverse outcome in any such litigation could make it more difficult for us to defend our intellectual property in any subsequent litigation in which we are a named party.

Any intellectual property rights claim against us or our customers, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management attention and financial resources. An adverse determination also could prevent us from offering our suite to our customers and may require that we procure or develop substitute services that do not infringe.

For any intellectual property rights claim against us or our customers, we may have to pay damages or stop using technology found to be in violation of a third party's rights. We may have to seek a license for the technology, which may not be available on reasonable terms, if at all, may significantly increase our operating expenses or may require us to restrict our business activities in one or more respects. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense.

MATERIAL DEFECTS OR ERRORS IN THE SOFTWARE WE USE TO DELIVER OUR SERVICES COULD HARM OUR REPUTATION, MAY CAUSE US TO BECOME LIABLE TO OUR CUSTOMERS, MAY RESULT IN THE LOSS OF EXISTING CUSTOMERS, OR MAY RESULT IN A SIGNIFICANT COSTS TO US AND IMPAIR OUR ABILITY TO SELL OUR SERVICES.

The software applications underlying our services are inherently complex and may contain material defects or errors, particularly when first introduced or when new versions or enhancements are released. We have from time to time found defects in our service, and new errors in our existing service may be detected in the future. Any defects that cause interruptions to the availability of our services could result in:

     *    a reduction in sales or delay in market acceptance of our services;

     *    sales credits or refunds to our customers;

     *    loss of existing customers and difficulty in attracting new customers;

     *    diversion of development resources;

     *    harm to our reputation; and

     *    increased warranty and insurance costs.

Since customers that will use our suite will do so to manage critical aspects of their business, any errors, defects, disruptions in service or other performance problems with our suite, whether in connection with the day-to-day operation of our suite, upgrades or otherwise, could damage our customers' businesses. Any errors, defects, disruptions in service or other performance related issues regarding our suite may result in customers electing to terminate or to not renew any existing subscriptions, or delay or withhold payment to us which may result in a significant loss for the Company. Customers may also make warranty claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or costly litigation. We do not maintain and do not expect to maintain in the foreseeable future, insurance to adequately cover these risks.

GOVERNMENT REGULATION OF THE INTERNET AND E-COMMERCE IS EVOLVING, AND UNFAVORABLE CHANGES OR OUR FAILURE TO COMPLY WITH REGULATIONS COULD HARM OUR BUSINESS AND OPERATING RESULTS.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies may become more likely. For example, the need for increased regulation in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information has been suggested by a number of politicians and if enacted could affect our customers' ability to use and share data, potentially reducing demand for ERP, CRM and e-commerce solutions and restricting our ability to store, process and share our customers' data. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

WE RELY ON OUR MANAGEMENT TEAM AND NEED ADDITIONAL PERSONNEL TO GROW OUR BUSINESS, AND THE LOSS OF ONE OR MORE KEY EMPLOYEES OR OUR INABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD HARM OUR BUSINESS.

Our success and future growth depends to a significant degree on the skills and continued services of our management team, especially Ronald C. Dela Cruz, our President. Our future success also depends on our ability to attract, retain and motivate highly skilled technical, managerial, sales, marketing and service and support personnel, including members of our management team. Competition for sales, marketing and technology development personnel is particularly intense in the software and technology industries. As a result, we may be unable to successfully attract or retain qualified personnel. Our inability to attract and retain the necessary personnel could harm our business. We have no employment agreement or insurance policy insuring the life of our president and thus we are at risk should he become incapacitated, die, or otherwise voluntarily leave our employ.

                       RISKS RELATING TO OUR COMMON STOCK

BECAUSE OUR DIRECTORS AND OFFICERS OWN 70% OF OUR OUTSTANDING COMMON STOCK, THEY CAN EXERT SIGNIFICANT INFLUENCE OVER CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our directors and officer collectively own approximately 70% of the outstanding shares of our common stock. Accordingly, they can exert significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and a change in control. The interests of our directors and officers may differ from the interests of our other shareholders and thus result in corporate decisions that are disadvantageous to our other shareholders.


OUR COMMON STOCK IS QUOTED ON THE OVER THE COUNTER BULLETIN BOARD BUT HAS NOT TRADED, AND THERE IS NO ASSURANCE THAT A VIABLE, LIQUID MARKET WITH LOW VOLATILITY WILL EVER DEVELOP.

Our common stock is quoted on the Over the Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "NTVS," however, our shares have not yet traded. A viable public market has not and may never materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their stock. If a viable public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased, rendering their shares effectively worthless and resulting in a complete loss of their investment.


In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.


BECAUSE WE ARE SUBJECT TO "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.


Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.


WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we were required, beginning with our fiscal year ending July 31, 2009, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2009. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have incurred and expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements. Further, during the course of our testing, we identified deficiencies that existed in the design or option of our internal control over financial reporting that may be considered to be material weaknesses. If we fail to remediate these deficiencies, or fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.


                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" AND INFORMATION RELATING TO OUR BUSINESS THAT ARE BASED ON OUR BELIEFS AS WELL AS ASSUMPTIONS MADE BY US OR BASED UPON INFORMATION CURRENTLY AVAILABLE TO US. WHEN USED IN THIS PROSPECTUS, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND," "MAY," "PLAN," "PROJECT," "SHOULD" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS RELATING TO OUR PERFORMANCE IN "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." THESE STATEMENTS REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL AND FUTURE RESULTS AND TRENDS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH STATEMENTS DUE TO VARIOUS FACTORS. SUCH FACTORS INCLUDE, AMONG OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; INDUSTRY TRENDS; COMPETITION; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; PROJECT PERFORMANCE; AVAILABILITY, TERMS, AND DEPLOYMENT OF CAPITAL; AND AVAILABILITY OF QUALIFIED PERSONNEL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. SUBJECT AT ALL TIMES TO RELEVANT SECURITIES LAW DISCLOSURE REQUIREMENTS, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR ANY CHANGES IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED. IN ADDITION, WE CANNOT ASSESS THE IMPACT OF EACH FACTOR ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

                               TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE


The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices.

Since becoming eligible for quotation on the OTC Bulletin Board, there have been no reported trades of our common stock.

                                    DILUTION

The common stock to be sold by the selling shareholders in this Offering is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           SHARES ELIGIBLE FOR RESALE

The shares of our common stock sold by the selling shareholder in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares of our common stock held by an "affiliate" of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 generally provides that a person who is an affiliate of ours, or has been an affiliate of ours at any time during the three months preceding a sale, who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their securities provided that they sell only a number of securities that does not exceed the greater of either of the following:

     *    1.0% of the number of shares of our common stock then outstanding; and

     * if the shares of common stock are listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

                              SELLING SHAREHOLDERS

The table below sets forth certain information regarding the beneficial ownership of the common stock by the selling shareholders and as adjusted to give effect to the sale of the shares offered in this prospectus. The holders listed below all acquired or were granted the shares in the ordinary course of business. They were issued either as part of our financings or for services provided to the Company either financially or otherwise.

                                                                                 Ownership after Offering
                                                                              ----------------------------------
                                                                               Number of           Percentage of
                                                              Shares to       Shares to Be         Shares to Be
                                                              be Sold         Beneficially         Beneficially
                                              Shares          in this         Owned after          Owned after
     Name(1)                                  Owned           Offering        the Offering         the Offering
     -------                                  -----           --------        ------------         ------------
Rommel Navida                                 20,000           20,000               0                  --
 0857 MRB 8 PH Pilot Drive Brgy
 Commonwealth, Quezon City
 Philippines

Samuel Centeno                                20,000           20,000               0                  --
 3 Road 5 Manggahan St
 Tanong, Marikina City
 Philippines

Eimerson Santos                               20,000           20,000               0                  --
 6 Anonas St. Brgy. San Juan
 Taytay, Rizal
 Philippines

Ferdinand Gatapia                             20,000           20,000               0                  --
 75 Rosario St. Brgy. San Juan,
 Taytay, Rizal
 Philippines

                                                                                 Ownership after Offering
                                                                              ----------------------------------
                                                                               Number of           Percentage of
                                                              Shares to       Shares to Be         Shares to Be
                                                              be Sold         Beneficially         Beneficially
                                              Shares          in this         Owned after          Owned after
     Name(1)                                  Owned           Offering        the Offering         the Offering
     -------                                  -----           --------        ------------         ------------
Rosabel Carreos                               20,000           20,000               0                  --
 124 Cinco De Junio St
 Pasay City
 Philippines

Mariequeta Domingo                            20,000           20,000               0                  --
 39 Col. S. Cruz St. Balite
 Rodriguez Rizal
 Philippines

Candelaria Carreon                            20,000           20,000               0                  --
 745 F. Gatmaitan St
 Tondo, Manila
 Philippines

Gloria Carreon                                20,000           20,000               0                  --
 745 F. Gatmaitan St
 Tondo, Manila
 Philippines

Dolores Negrite                               20,000           20,000               0                  --
 2482 A. Crisolita St
 San Andres Bukid, Manila
 Philippines

Gerald Aligada                                20,000           20,000               0                  --
 606 G, Manalo St
 Pateros, Metro Manila
 Philippines

Maria Teresa Garcia                           20,000           20,000               0                  --
 126 Brgy. Lucap
 Alaminos, Pangasinan
 Philippines

Winelyn Binas                                 20,000           20,000               0                  --
 Saint Jupiter St. Wilfareville Cmpd
 Bgy Addistion, Mandaluyong City
 Philippines

Shiela Escorel                                20,000           20,000               0                  --
 2486 Arellano St
 Sta. Ana, Manila
 Philippines

Maria Bituin Preclaro                         20,000           20,000               0                  --
 44 Matatag St
 Pinyahan, Quezon City
 Philippines

Eleanor Gonzales                              20,000           20,000               0                  --
 301D Ampil Extension
 Sta Mesa, Manila
 Philippines

Rollicys Balasbas                             20,000           20,000               0                  --
 4210 Dunlangan San Luis
 Batangas City
 Philippines

Sherrymer De Lara                             20,000           20,000               0                  --
 2529 Ony St. PH 4 B5-F
 San Andres Bukid, Manila
 Philippines

Rowena Cruz                                   20,000           20,000               0                  --
 2692 Arellano St
 Sta. Ana, Manila
 Philippines

Vicente Antonio                               20,000           20,000               0                  --
 E. Rodriguez St
 San Juan, Morong Rizal
 Philippines

                                                                                 Ownership after Offering
                                                                              ----------------------------------
                                                                               Number of           Percentage of
                                                              Shares to       Shares to Be         Shares to Be
                                                              be Sold         Beneficially         Beneficially
                                              Shares          in this         Owned after          Owned after
     Name(1)                                  Owned           Offering        the Offering         the Offering
     -------                                  -----           --------        ------------         ------------
Gildebrando Dolar                             20,000           20,000               0                  --
 1227 Santillan St
 BGY Pio Del Pilar, Makati City
 Philippines

Guillerma Cortez                              20,000           20,000               0                  --
 598 Pambuan
 Gapan City
 Philippines

Lucena Cabeguin                               20,000           20,000               0                  --
 60 E Mateo St
 Barangay Sta. Ana, Taytay, Rizal
 Philippines

Susan Alberto                                 20,000           20,000               0                  --
 56 E. Mateo St
 Sta Ana, Taytay, Rizal
 Philippines

Fernando Isidro                               20,000           20,000               0                  --
 49 MA. Clara St. BGY. Sta Ana
 Taytay Riza,
 Philippines

Alvin Calderon                                20,000           20,000               0                  --
 B34 Floodway
 BGY San Juan, Taytay, Rizal
 Philippines

Julieto Austria                               20,000           20,000               0                  --
 02317 B34 Bangus St
 Floodway, Taytay, Rizal
 Philippines

Fe Marin                                      20,000           20,000               0                  --
 609 GSIS ST
 BGY Malanday, San Mateo, Rizal
 Philippines

Elizabeth Cristobal                           20,000           20,000               0                  --
 622 GSIS St
 BGY. Malanday, San Mateo, Rizal
 Philippines

Joselito Busano                               20,000           20,000               0                  --
 STA. Cecilia St
 Ibayo Maly, San Mateo, Rizal
 Philippines

Noel Tagarino                                 20,000           20,000               0                  --
 69 Mabini St
 Burgos Montalban, Rizal
 Philippines

Dominador Sarmiento
 L17 B10 Opal St                              20,000           20,000               0                  --
 Goldriverville Subd. Burgos
 Rodriguez, Rizal,
 Philippines

Raymund Hescil Baga                           20,000           20,000               0                  --
 B34 L28 Moonwalk Subd
 Talon Singko, Las Pinas City
 Philippines

----------
(1) Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholders.

To our knowledge, none of the selling shareholders:

     a. has had a material relationship with the Company (other than as a shareholder) at any time within the past three years; or

     b. has ever been an officer or director of the Company, except as noted above; or

     c.   are related to our sole officer and director, except as noted above.

In recognition of the fact that the selling shareholders may wish to be legally permitted to sell their shares of common stock when they deem appropriate, we agreed with the selling shareholders to file with the SEC, under the Securities Act, a registration statement on Form S-1, of which this prospectus is a part, with respect to the resale of the shares of common stock, and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement in effect until the shares of common stock are no longer required to be registered for the sale thereof by the selling shareholders. In accordance with the Securities Act, certain of the selling shareholders may not use the shares of our common stock sold under this registration statement to cover short positions taken since this registration statement was filed.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.


Our common stock is quoted on the Over the Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "NTVS." Now that our shares are quoted on the OTC Bulletin Board, the selling shareholders may sell their shares directly into such market.

The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices.


We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. We do not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

The shares may also be sold in compliance with Rule 144 of the Securities Act.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and we have informed them that they may not, among other things:

     1.   engage in any stabilization activities in connection with the shares;

     2. effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

     3. bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

                            DESCRIPTION OF SECURITIES

GENERAL

Our total authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share.

COMMON STOCK

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock are entitled to share ratably in dividends, as may be declared by our Board of Directors out of funds legally available therefore. In the event we are liquidated, dissolved or wound up, holders of the common stock shall be entitled to share ratably in all assets remaining, if any, after payment of liabilities, subject to the rights of the holders of preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their shares of common stock into any other securities.


We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. As of each of July 31, 2009 and March 9, 2010, there are 2,140,000 common shares outstanding.


PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                              LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, at 600 Lexington Avenue, New York, New York 10022.

                                     EXPERTS

The financial statements included in this prospectus and the registration statement have been audited by Maddox Ungar Silberstein, PLLC, now known as Silberstein Ungar, PLLC, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                 TRANSFER AGENT


The transfer agent and registrar for our common stock is Island Stock Transfer, 100 2nd Ave S 705S, St Petersburg FL 33701. Their telephone number is (727) 289-0010.

                             DESCRIPTION OF BUSINESS

GENERAL


We were incorporated in the state of Nevada in February 8, 2008 under the name NetVentory Solutions, Inc. and are engaged in providing online inventory services to small and medium sized companies. Our goal is to offer comprehensive inventory management and product fulfillment services to our customers. Our target clientele will include small to medium sized business owners who demand convenient and cost effective ways to monitor and control their company's inventory.


In order to satisfy global demand for online inventory services, we plan to develop a network of international and domestic resellers, and also retain a foreign sales force that manages various call centers, which develop client networks and contact potential customers.

As the popularity of the Internet continues to surge, we plan to capitalize on the continually maturing marketplace for online inventory management services. Automated inventory services are becoming an increasingly necessary tool to reduce costs and increase productivity. From scanning the bar codes on products stored in warehouses and storage bins, to tracking the cost of goods sold to customers, inventory management is becoming an essential part of everyday life for many businesses.

We believe that our company has a strategic advantage over our competition because our customers have access to a protected local copy of their inventory at their premises to which they can refer to in the event of a failure in Internet connectivity. By granting our customers a local copy of their inventory that is readily available, our customers have the ability to continue with a project such as an inventory count (despite the lack of internet service), without disruptions. In addition, once Internet connection is restored, the local copy will automatically synch with the client's online inventory system, updating any changes that may have occurred during the interruption. We believe our unique technology will find a comfortable niche in the online inventory system business, and will continue to refine our product and related services in order to meet the needs of small and medium size businesses.

PRODUCTION

Registered subscribers will be able to log into our web site using the access codes they set up during the registration process. After entering their user name and password the person will be redirected to a designated secure folder that contains their customized inventory management system. The infrastructure of the web site will allow a subscriber to have multiple users online simultaneously with no limitations on the number of hours of use. The subscriber's staff will be able to access the same or different elements of their online inventory management system at the same time if they like. An access code hierarchy will be available to allow an administrator from the subscriber firm, to limit or restrict the rights of users within their own group. In this way sensitive information will be restricted to predetermined members of the subscriber group.

A prominent feature of our online inventory management system will be to the ease of access to a client's information. We plan to design an online system that will be able to harness the growing ubiquity of Internet access. The portability of the user name and password will allow subscribers to access our company's web site from anywhere that they have Internet access. Our subscribers are able to access the inventory via any web-compliant browser on a PC, Laptop or a PDA.

Our product will enable our clients to manage their inventory and related logistics. For example, when a shipment of materials arrives at the loading dock of a client company, the client's staff person can log into the site and enter the incoming items by product description, quantity and include notes such as damaged goods for return. The entry will immediately update the existing inventory for the goods already on hand, change the re-order status and advise the production department that the goods have been received and are now available. In another example, a client's sales representative that is visiting a customer at the customer's office and needs to check the status of a customer order, can check from a remote location to see if an item the customer wants is in stock or to modify an existing order that has not yet shipped. The sales rep will be able to use a wireless device to access the Internet, log in and complete any one of these or other tasks thereby help to increase the level of service the sales rep can give to the customer.


Our online inventory management services will feature a relational database that will be developed using the open source MYSQL, a relational database management system, and the PhP programming language, which is a computer scripting language designed for producing web pages. By using these software development tools we will be able to keep our costs down and still produce a high quality product.


The customer may opt for a local copy of their inventory hosted on a server at their premises. If the Internet fails, the local copy is still available for the customer to use. When the problem is remedied, the local copy will synch with the online inventory system. This option will be available at an additional fee.

SALES AND MARKETING STRATEGY

The marketing expense will be directed at developing an international and domestic reseller network. To accomplish this we plan to outsource the task to an offshore call center. We anticipate spending 75% of the marketing budget in this manner. The remaining 25% will go towards an online advertising campaign using the Google Adwords cost-per-click advertising program. Our online ads will try to drive traffic to our web site.

COMPETITION

The competition to provide customers with online inventory management systems exists in companies that appear to be at various stages of development and growth. In the section below we highlight some of the firms that have a presence on the internet already and are currently marketing their versions of this type of service.

We believe that there are several categories of software companies offering online inventory management systems. We have divided our industry segment and competition into two distinct categories: one where the software company includes inventory management as part of the larger software product offering; and the second where the software company specializes in offering this type of service. Our firm will be in the second category as an inventory management system specialist.

There are a number of firms that already offer various types of inventory management services through their web sites. No one company appears to have been able to establish a dominant position and become the market leader. When we consider the growth of the internet and the suitability of inventory management systems to relational database structures we feel that we will be coming to a market that remains fractured and offers potential for long-term success.

None of these solutions appear to offer the customer the ability to have a local copy of their inventory on an on-site server. If the customer loses access to the internet, it is likely that the company will not be able to fulfill orders - resulting in a loss of business. In addition, there is a significant loss of productivity. Our system offers this functionality as an add-on service and we believe that this is a key differentiator between our service and those of our competition.

EMPLOYEES


As of the date of this Prospectus, we do not have any employees.


RESEARCH AND DEVELOPMENT EXPENDITURES


We anticipate research and development expenditures to range from $10,000 to $15,000 during fiscal 2010.


SUBSIDIARIES

None.

PATENTS AND TRADEMARKS

None.

DESCRIPTION OF PROPERTY

We currently maintain our corporate office at 8th Floor-200 South Virginia Street, Reno, NV, 89501. The Company has not entered into a formal lease agreement with the lessor. We pay a monthly rent of $100 for this space, and payment for such rent has been advanced by the Company's President.

LEGAL PROCEEDINGS

There are no pending, nor to our knowledge threatened, legal proceedings against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


Our Common Stock is quoted on the OTCBB under the symbol "NTVS." On January 31, 2010, the closing price for our Common Stock as reported on the OTCBB was unavailable, as there have been no reported trades of our Common Stock.

The high and the low bid prices for our Common Stock is based on inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

The table below sets forth the range of high and low bid information for our Common Shares as quoted on the OTCBB for each of the quarters during the fiscal year ended July 31, 2009 (no quotes are available for the fiscal year ended July 31, 2008, as our stock was not yet quoted on the OTC Bulletin Board at such time) and for the quarters ended October 31, 2009 and January 31, 2010.

      For the Quarter ended:              High             Low
      ----------------------              ----             ---

      October 31, 2008                     N/A             N/A
      January 31, 2009                     N/A             N/A
      April 30, 2009                       N/A             N/A
      July 31, 2009                        N/A             N/A
      October 31, 2009                     N/A             N/A
      January 31, 2010                     N/A             N/A

We cannot assure you that a public market will materialize or if a market materializes, it will be sustained.


The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

     (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;

     (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

     (d) contains a toll-free telephone number for inquiries on disciplinary actions;

     (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

     (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     (a)  bid and offer quotations for the penny stock;

     (b) the compensation of the broker-dealer and its salesperson in the transaction;

     (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS OF OUR COMMON STOCK

On March 9, 2010, we had 34 registered shareholders and 2,140,000 shares outstanding.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our future dividend policy will be determined from time to time by our board of directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of July 31, 2009, we had not adopted an equity compensation plan and had not granted any stock options.

RECENT SALES OF UNREGISTERED SECURITIES

During the fiscal year ended July 31, 2009 and during the six months ended January 31, 2010, we did not sell any equity securities not registered under the Securities Act.


RULE 144 SHARES

There are currently no outstanding warrants for the purchase of shares of common stock and no shares of common stock reserved under any employee stock option plans. As of the date of this prospectus, 2,140,000 shares of common stock are issued and outstanding, including the 640,000 shares of common stock which have been registered for resale in this prospectus. There currently are no shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144, as promulgated under the Securities Act of 1933.

As of the date of this prospectus, persons who are our affiliates hold 1,500,000 shares of our outstanding common stock. In general, under Rule 144, as currently in effect, a person who is an affiliate of ours, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock for at least six months would be entitled to sell their securities provided that they sell only a number of securities that does not exceed the greater of either of the following:


     (a) 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 21,400 shares as of the date of this prospectus; or


     (b) If our shares are listed on a national securities exchange (which listing is not currently contemplated), the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.


These sales under Rule 144 are also subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period. In addition, Rule 144 is not available for re-sales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

                              FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                      F-2

Balance Sheet as of July 31, 2009 and 2008                                   F-3

Statement of Operations for the Period from Inception (February 8, 2008)
to July 31, 2009 and 2008                                                    F-4

Statement of Stockholders' Equity as of July 31, 2009 and 2008               F-5

Statement of Cash Flows for the Period from Inception (February 8, 2008)
to July 31, 2009 and 2008                                                    F-6

Notes to Financial Statements                                                F-7

Balance Sheets as of January 31, 2010 (unaudited) and
July 31, 2009 (audited)                                                     F-13

Statements of Operations for the three and six months ended
January 31, 2010 and 2009 and the period from inception to
January 31, 2010 (unaudited)                                                F-14

Statement of Stockholders' Equity for the period from inception to
January 31, 2010 (unaudited)                                                F-15

Statements of Cash Flows for the six months ended January 31, 2010 and 2009 and the period from inception to January 31, 2010
(unaudited)                                                                 F-16

Notes to Financial Statements                                               F-17

                       Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                             www.maddoxungar.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Netventory Solutions, Inc.
Reno, Nevada

We have audited the accompanying balance sheets of Netventory Solutions, Inc., a Nevada Corporation, as of July 31, 2009 and 2008 and the related statements of operations, stockholders' equity, and cash flows for the periods then ended and for the period from February 8, 2008 (date of inception) through July 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audis to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Netventory Solutions, Inc., as of July 31, 2009 and 2008 and the results of its operations and cash flows for the periods then ended and from February 8, 2008 (date of inception) through July 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Netventory Solutions, Inc. will continue as a going concern. As discussed in
Note 7 to the financial statements, the Company has incurred losses from operations, has negative working capital, and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 7. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Maddox Ungar Silberstein, PLLC
------------------------------------------

Bingham Farms, Michigan
November 11, 2009

                           NETVENTORY SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                          AS OF JULY 31, 2009 AND 2008

                                                                          July 31,           July 31,
                                                                            2009               2008
                                                                          --------           --------
ASSETS

Current Assets
  Cash                                                                    $  9,756           $ 40,763
  Prepaid expenses                                                           5,610                 --
                                                                          --------           --------
Total Current Assets                                                        15,366             40,763
                                                                          --------           --------
Other Assets
  Website                                                                    9,000                 --
                                                                          --------           --------

Total Assets                                                              $ 24,366           $ 40,763
                                                                          ========           ========

LIABILITIES

Current Liabilities
  Accounts payable and accrued expenses                                   $  6,233           $     --
  Due to stockholder                                                        12,034                950
                                                                          --------           --------
Total Liabilities                                                           18,267                950
                                                                          --------           --------

STOCKHOLDERS` EQUITY
  Common stock: 100,000,000 shares authorized, par value $0.001;
   2,140,000 shares issued and outstanding                                   2,140              2,140
  Additional paid in capital                                                44,860             44,860
  Deficit accumulated during the development stage                         (40,901)            (7,187)
                                                                          --------           --------
Total Stockholders' Equity                                                   6,099             39,813
                                                                          --------           --------

Total Liabilities and Stockholders' Equity                                $ 24,366           $ 40,763
                                                                          ========           ========


    The accompanying notes are an integral part of these financial statements

                           NETVENTORY SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JULY 31, 2009 AND 2008
        FOR THE PERIOD FROM FEBRUARY 8, 2008 (INCEPTION) TO JULY 31, 2009

                                                                                              Period from
                                                                                            February 8, 2008
                                                   Year Ended            Year Ended          (Inception) to
                                                    July 31,              July 31,              July 31,
                                                      2009                  2008                  2009
                                                  -----------           -----------           -----------
REVENUES                                          $        --           $        --           $        --
                                                  -----------           -----------           -----------
OPERATING EXPENSES
  Professional fees                                    19,904                 6,300                26,204
  Consulting fees                                       1,000                    --                 1,000
  Filing fees                                          12,261                    --                12,261
  General and administrative                              549                   887                 1,436
                                                  -----------           -----------           -----------
TOTAL OPERATING EXPENSES                               33,714                 7,187                40,901
                                                  -----------           -----------           -----------

NET LOSS PRIOR TO PROVISION FOR INCOME TAXES          (33,714)               (7,187)              (40,901)

PROVISION FOR INCOME TAXES                                 --                    --                    --
                                                  -----------           -----------           -----------

NET LOSS                                          $   (33,714)          $    (7,187)          $   (40,901)
                                                  ===========           ===========           ===========

NET LOSS PER SHARE: BASIC AND DILUTED             $     (0.00)          $     (0.00)          $     (0.00)
                                                  ===========           ===========           ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING       2,140,000             2,140,000             2,140,000
                                                  ===========           ===========           ===========


    The accompanying notes are an integral part of these financial statements

                           NETVENTORY SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                               AS OF JULY 31, 2009

                                                                                          Deficit
                                                                                        Accumulated
                                                     Common Shares        Additional      During
                                                  Issued                   Paid-in      Development       Total
                                                  Shares       Amount      Capital         Stage         Equity
                                                  ------       ------      -------         -----         ------
Balance, February 8, 2008 (date of inception)          --      $   --      $    --       $     --       $     --

Shares issued to founder on Feb 8, 2008
 @ $0.01 per share                              1,500,000       1,500       13,500             --         15,000

Private placement at $0.05 per share on
 June 30, 2008                                    640,000         640       31,360             --         32,000

Net (loss)                                             --          --           --         (7,187)        (7,187)
                                                ---------      ------      -------       --------       --------

Balance, July 31, 2008                          2,140,000       2,140       44,860         (7,187)        39,813

Net loss                                               --          --           --        (33,714)       (33,714)
                                                ---------      ------      -------       --------       --------

Balance, July 31, 2009                          2,140,000      $2,140      $44,860       $(40,901)      $  6,099
                                                =========      ======      =======       ========       ========


    The accompanying notes are an integral part of these financial statements

                           NETVENTORY SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JULY 31, 2009 AND 2008
        FOR THE PERIOD FROM FEBRUARY 8, 2008 (INCEPTION) TO JULY 31, 2009

                                                                                          Period from
                                                                                        February 8, 2008
                                                     Year Ended         Year Ended       (Inception) to
                                                      July 31,           July 31,           July 31,
                                                        2009               2008               2009
                                                      --------           --------           --------
OPERATING ACTIVITIES
  Net loss                                            $(33,714)          $ (7,187)          $(40,901)
  (Increase) in prepaid expenses                        (5,610)                --             (5,610)
  Increase in accounts payable                           6,233                 --              6,233
                                                      --------           --------           --------

Cash used in operating activities                      (33,091)            (7,187)           (40,278)
                                                      --------           --------           --------
FINANCING ACTIVITIES
  Sale of common stock                                      --             47,000             47,000
  Increase in due to stockholder                        11,084                950             12,034
                                                      --------           --------           --------

Cash from financing activities                          11,084             47,950             59,034
                                                      --------           --------           --------
INVESTING ACTIVITY
  Website development                                   (9,000)                --             (9,000)
                                                      --------           --------           --------

Cash used in investing activity                         (9,000)                --             (9,000)
                                                      --------           --------           --------

Increase (Decrease) in cash                            (31,007)            40,763              9,756
Cash, opening                                           40,763                 --                 --
                                                      --------           --------           --------

Cash, closing                                         $  9,756           $ 40,763           $  9,756
                                                      ========           ========           ========

Supplemental disclosure of cash flow information:

Cash paid for interest                                $     --           $     --           $     --
                                                      ========           ========           ========

Cash paid for income taxes                            $     --           $     --           $     --
                                                      ========           ========           ========


    The accompanying notes are an integral part of these financial statements

                           NETVENTORY SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JULY 31, 2009


NOTE 1 - NATURE OF OPERATIONS

Netventory Solutions Inc. ("the Company"), incorporated in the state of Nevada on February 8, 2008, has business activities in inventory management solutions.

The company has limited operations and is considered to be in the development stage.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis
These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instruments
The Company's financial instruments consist of cash, prepaid expenses, accounts payable and an amunt due to stockholder. The amount due to stockholder is non interest-bearing. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Loss Per Share
Net loss per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

                           NETVENTORY SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JULY 31, 2009


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
The Company provides for income taxes uisng an asset and liability approach. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

NOTE 3 - DUE TO STOCKHOLDER

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment.

NOTE 4 - STOCKHOLDERS' EQUITY

The company has 100,000,000 common shares authorized at a par value of $0.001 per share. During the period ended July 31, 2008, the company issued 2,140,000 common shares for total proceeds of $47,000. As of July 31, 2009, the company has no warrants or options outstanding. There were no additional shares issued during the year ended July 31, 2009. Total shares outstanding as of July 31, 2009 were 2,140,000.

NOTE 5 - INCOME TAXES

In the Company's opinion, it is uncertain whether it will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $8,998, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $40,901.

NOTE 6 - RELATED PARTY TRANSACTION

As at July 31, 2009, there is a balance owing to a stockholder of the Company in the amount of $12,034.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

                           NETVENTORY SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JULY 31, 2009


NOTE 7 - GOING CONCERN (CONTINUED)

The Company's activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $40,901 as of July 31, 2009. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan. In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent accounting standards and their effect on the Company.

STATEMENT NO. 150 - ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY (ISSUED 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

STATEMENT NO. 151- INVENTORY COSTS-AN AMENDMENT OF ARB NO. 43, CHAPTER 4 (ISSUED 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, INVENTORY PRICING, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges...." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

STATEMENT NO. 152 - ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS (AN AMENDMENT OF FASB STATEMENTS NO. 66 AND 67)

This Statement amends FASB Statement No. 66, ACCOUNTING FOR SALES OF REAL ESTATE, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position
(SOP) 04-2, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS.

This Statement also amends FASB Statement No. 67, Accounting FOR COSTS AND INITIAL RENTAL OPERATIONS OF REAL ESTATE PROJECTS, states that the guidance for
(a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

                           NETVENTORY SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JULY 31, 2009


NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

STATEMENT NO. 153- EXCHANGES OF NON-MONETARY ASSETS (AN AMENDMENT OF APB OPINION NO. 29)

The guidance in APB Opinion No. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

STATEMENT NO. 154 - ACCOUNTING CHANGES AND ERROR CORRECTIONS (A REPLACEMENT OF APB OPINION NO. 20 AND FASB STATEMENT NO. 3)

This Statement replaces APB Opinion No. 20, ACCOUNTING CHANGES, and FASB Statement No. 3, REPORTING ACCOUNTING CHANGES IN INTERIM FINANCIAL STATEMENTS, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SFAS NO. 155 ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS-AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140

This statement amends FASB Statements No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

SFAS NO. 156 ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS-AN AMENDMENT OF FASB STATEMENT NO. 140

This statement amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing liabilities. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006.

SFAS NO. 157 FAIR VALUE MEASUREMENTS

In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning May 1, 2008.

                           NETVENTORY SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JULY 31, 2009


NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

SFAS NO. 158 EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS-AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106, AND 132(R))

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

SFAS NO. 159 THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES-INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value. The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

SFAS NO. 160 NON-CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS-AN AMENDMENT OF ARB NO. 51

This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also changes the way the consolidated income statement is presented for non-controlling interest. This statement improves comparability by eliminating diversity of methods. This statement also requires expanded disclosure.

SFAS NO. 161

This statement is intended to enhance the disclosure requirements for derivative instruments and hedging activities as required by SFAS 133.

SFAS 162

This statement indentifies the sources of accounting principles and the framework for selecting the principles to by used in the preparation of financial statements for entities that are presented in conformity with generally accepted accounting principles in the United States, (the GAAP hierarchy).

                           NETVENTORY SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JULY 31, 2009


NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

FIN NO. 48

In June 2006, the FASB issued Interpretation No. 48 ("FIN No. 48"), ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES--AN INTERPRETATION OF FASB STATEMENT NO. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for us beginning July 1, 2007.

In June 2006, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on EITF Issue No. 06-2, "Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43." EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 is effective for us beginning July 1, 2007. The cumulative effect of the application of this consensus on prior period results should be recognized through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Elective retrospective application is also permitted.

Staff Accounting Bulletin ("SAB") No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment. SAB No. 108.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent's interest in a subsidiary changes. The adoption of these and other new Statements is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

NOTE 9 - SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to July 31, 2009 through November 13, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

                           Netventory Solutions Inc.
                         (A Development Stage Company)
                                 Balance Sheets
                    As of January 31, 2010 and July 31, 2009

                                                                 January 31,          July 31,
                                                                    2010               2009
                                                                  --------           --------
                                                                (unaudited)          (audited)
ASSETS

CURRENT ASSETS
  Cash                                                            $  2,827           $  9,756
  Prepaid expenses                                                     610              5,610
                                                                  --------           --------
Total current assets                                                 3,437             15,366
                                                                  --------           --------
OTHER ASSET
  Website                                                            9,000              9,000
                                                                  --------           --------
Total other asset                                                    9,000              9,000
                                                                  --------           --------

Total Assets                                                      $ 12,437           $ 24,366
                                                                  ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                        $  3,851           $  3,500
  Due to stockholder                                                12,034             12,034
                                                                  --------           --------

Total Liabilities                                                   15,885             15,534
                                                                  --------           --------
STOCKHOLDERS` EQUITY (DEFICIT) (NOTE 4)
  Common stock authorized -
    100,000,000 common shares with a par value of $0.001
  Common stock issued and outstanding -
    2,140,000 common shares                                          2,140              2,140
  Additional paid in capital                                        44,860             44,860
  Deficit accumulated during the development stage                 (50,448)           (38,168)
                                                                  --------           --------
Total Stockholders' Equity (Deficit)                                (3,448)             8,832
                                                                  --------           --------

Total Liabilities and Stockholders' Equity (Deficit)              $ 12,437           $ 24,366
                                                                  ========           ========


    The accompanying notes are an integral part of these financial statements

                           Netventory Solutions Inc.
                         (A Development Stage Company)
                      Statements of Operations (unaudited)
        For the Three and Six Months ended January 31, 2010 and 2009 and the period from Inception (February 8, 2008) to January 31, 2010

                                                                                                      Period from
                                     Three Months    Three Months     Six Months     Six Months        Inception
                                        ended           ended           ended          ended      (February 8, 2008) to
                                      January 31,     January 31,     January 31,    January 31,       January 31,
                                         2010            2009            2010           2009              2010
                                      ----------      ----------      ----------     ----------        ----------
Revenue                               $       --      $       --      $       --     $       --        $       --
                                      ----------      ----------      ----------     ----------        ----------
Expenses:
  Professional                               450             350           3,750         14,171            27,221
  Consulting                                 750              --           1,750             --             2,750
  Filing fees                              3,431             333           6,631          5,923            18,892
  General and administrative                  --              30             149            259             1,585
                                      ----------      ----------      ----------     ----------        ----------

Net (loss) before income taxes            (4,630)           (713)        (12,280)       (20,353)          (50,448)

Provision for income taxes                    --              --              --             --                --
                                      ----------      ----------      ----------     ----------        ----------


Net (loss)                            $   (4,630)     $     (713)     $  (12,280)    $  (20,353)       $  (50,448)
                                      ==========      ==========      ==========     ==========        ==========

Basic and diluted (loss) per
 common share                         $    (0.00)     $    (0.00)     $    (0.01)    $    (0.01)
                                      ==========      ==========      ==========     ==========

Weighted average number of common
 shares outstanding                    2,140,000       2,140,000       2,140,000      2,140,000
                                      ==========      ==========      ==========     ==========


    The accompanying notes are an integral part of these financial statements

                           Netventory Solutions Inc.
                         (A Development Stage Company)
                 Statement of Stockholders' Equity (unaudited)
      For the period from Inception (February 8, 2008) to January 31, 2010

                                                                                      Deficit
                                                                                    Accumulated
                                                 Common Shares        Additional      During
                                              Issued                   Paid-in      Development       Total
                                              Shares       Amount      Capital         Stage         Equity
                                              ------       ------      -------         -----         ------

Balance, February 8, 2008                          --     $    --     $     --      $      --       $     --

Shares issued to founder on Feb 8, 2008
 @ $0.01 per share                          1,500,000       1,500       13,500             --         15,000

Private placement at $0.05 per share on
 June 30, 2008                                640,000         640       31,360             --         32,000

Net (loss)                                         --          --           --         (7,187)        (7,187)
                                            ---------     -------     --------      ---------       --------

Balance, July 31, 2008                      2,140,000       2,140       44,860         (7,187)        39,813

Net (loss)                                         --          --           --        (30,981)       (30,981)
                                            ---------     -------     --------      ---------       --------

Balance, July 31, 2009                      2,140,000       2,140       44,860        (38,168)         8,832

Net (loss)                                         --          --           --        (12,280)       (12,280)
                                            ---------     -------     --------      ---------       --------

Balance, January 31, 2010                   2,140,000     $ 2,140     $ 44,860      $ (50,448)      $ (3,448)
                                            =========     =======     ========      =========       ========


    The accompanying notes are an integral part of these financial statements

                           Netventory Solutions Inc.
                         (A Development Stage Company)
                      Statements of Cash Flows (unaudited)
           For the Six Months ended January 31, 2010 and 2009 and for the period from Inception (February 8, 2008) to January 31, 2010

                                                                                       Period from
                                                  Six Months         Six Months         Inception
                                                    ended              ended       (February 8, 2008) to
                                                  January 31,        January 31,        January 31,
                                                     2010               2009               2010
                                                   --------           --------           --------
OPERATING ACTIVITIES
  Net (loss)                                       $(12,280)          $(20,353)          $(50,448)
  (Increase) decrease in prepaid expenses             5,000                 --               (610)
  (Increase) in accounts payable                        351              1,400              3,851
                                                   --------           --------           --------

      Cash used in operating activities              (6,929)           (18,953)           (47,207)
                                                   --------           --------           --------
INVESTING ACTIVITY
  Website development                                    --             (9,000)            (9,000)
                                                   --------           --------           --------

      Cash used in investing activity                    --             (9,000)            (9,000)
                                                   --------           --------           --------
FINANCING ACTIVITIES
  Sale of stock                                          --                 --             47,000
  Increase in due to stockholder                         --                 --             12,034
                                                   --------           --------           --------

      Cash from financing activities                     --                 --             59,034
                                                   --------           --------           --------

Increase (Decrease) in cash                          (6,929)           (27,593)             2,827
Cash, opening                                         9,756             40,763                 --
                                                   --------           --------           --------

Cash, closing                                      $  2,827           $ 12,810           $  2,827
                                                   ========           ========           ========


    The accompanying notes are an integral part of these financial statements

                           Netventory Solutions Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                                January 31, 2010


NOTE 1 - NATURE OF OPERATIONS

Netventory Solutions Inc. ("the Company"), incorporated in the state of Nevada on February 8, 2008, and is planning to have business activities in inventory management solutions.

The company has limited operations and is considered to be in the development stage.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

BASIS OF PRESENTATION

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. We believe that the disclosures are adequate to make the financial information presented not misleading. These condensed financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto for the year ended July 31, 2009. All adjustments were of a normal recurring nature unless otherwise disclosed. In the opinion of management, all adjustments necessary for a fair statement of the results of operations for the interim period have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, prepaid expenses, accounts payable and an amount due to stockholder. The amount due to stockholder is non interest-bearing. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

                           Netventory Solutions Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                                January 31, 2010


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOSS PER SHARE

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

INCOME TAXES

The Company provides for income taxes using an asset and liability approach.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

NOTE 3 - DUE TO STOCKHOLDER

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment.

NOTE 4 - STOCKHOLDERS' EQUITY

Common Shares - Authorized

The company has 100,000,000 common shares authorized at a par value of $0.001 per share.

Common Shares - Issued and Outstanding

During the period ended July 31, 2008, the company issued 2,140,000 common shares for total proceeds of $47,000.

As at January 31, 2010, the company has no warrants or options outstanding.

                           Netventory Solutions Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                                January 31, 2010


NOTE 5 - INCOME TAXES

The Company provides for income taxes using an asset and liability approach.Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $11,098, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $50,448.

NOTE 6 - RELATED PARTY TRANSACTION

As at January 31, 2010, there is a balance owing to a stockholder of the Company in the amount of $12,034.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

                           Netventory Solutions Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                                January 31, 2010


NOTE 7 - GOING CONCERN (CONTINUED)

The Company's activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $50,448 as of January 31, 2010. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan. In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS

The adoption of new accounitng pronouncements is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

NOTE 9 - SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to January 31, 2010 to the date these financial statements were submitted to the Securities and Exchange Commission and has determined that it does not have any material subsequent events to disclose in these in financial statements.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" AND INFORMATION RELATING TO OUR BUSINESS THAT ARE BASED ON OUR BELIEFS AS WELL AS ASSUMPTIONS MADE BY US OR BASED UPON INFORMATION CURRENTLY AVAILABLE TO US. WHEN USED IN THIS PROSPECTUS, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND," "MAY," "PLAN," "PROJECT," "SHOULD" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS RELATING TO OUR PERFORMANCE IN "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." THESE STATEMENTS REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL AND FUTURE RESULTS AND TRENDS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH STATEMENTS DUE TO VARIOUS FACTORS. SUCH FACTORS INCLUDE, AMONG OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; INDUSTRY TRENDS; COMPETITION; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; PROJECT PERFORMANCE; AVAILABILITY, TERMS, AND DEPLOYMENT OF CAPITAL; AND AVAILABILITY OF QUALIFIED PERSONNEL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. SUBJECT AT ALL TIMES TO RELEVANT SECURITIES LAW DISCLOSURE REQUIREMENTS, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR ANY CHANGES IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED. IN ADDITION, WE CANNOT ASSESS THE IMPACT OF EACH FACTOR ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

The following discussion should be read in conjunction with our audited and unaudited financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this prospectus.

Our financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

ACCOUNTING BASIS

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

BASIS OF PRESENTATION

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. We believe that the disclosures are adequate to make the financial information presented not misleading. These condensed financial statements for the period ended January 31, 2010 should be read in conjunction with the audited consolidated financial statements and the notes thereto for the year ended July 31, 2009. All adjustments were of a normal recurring nature unless otherwise disclosed. In the opinion of management, all adjustments necessary for a fair statement of the results of operations for the interim period have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, prepaid expenses, accounts payable and due to stockholder. The amount due to stockholder is non interest-bearing. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

LOSS PER SHARE

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares. Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

INCOME TAXES

The Company provides for income taxes using of an asset and liability approach.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

EXECUTIVE OVERVIEW

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have completed our development of our software and marketing plan to generate customers. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

In our management's opinion, there is a need for wireless network services enabling the creation of wireless communities. We are focused on developing an authentication and billing software product, and offering a wireless networking service for the creation of wireless communities. We intend to enable service providers, organizations, and individuals to deploy wireless networks, and to sell subscriptions to end-users to access such wireless networks. Our goal is to provide users with the ability to roam across Quuibus-powered wireless networks. A user with a Quuibus account will be able to connect through and roam across any of our partner wireless networks, similar to the way cellular phone companies allow their customers to roam across different networks.

To meet a portion of our need for cash, we raised money from the sale of 2,140,000 shares of our common stock, which generated $47,000 in gross proceeds. We believe that this will allow us to begin our product development, market our website, and remain in business for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. Because we raised less than the maximum amount and need additional funds, we may seek to obtain additional funds through a second public offering, private placement of securities, or loans.

GENERAL

We were incorporated in the state of Nevada in February 8, 2008, under the name NetVentory Solutions, Inc. and are engaged in the provision of online inventory services to small and medium sized companies. Our goal is to offer comprehensive inventory management and product fulfillment services to our customers. Our target clientele will include small to medium sized business owners who demand convenient and cost effective ways to monitor and control their company's inventory.

In order to satisfy global demand for online inventory services, we plan to develop a network of international and domestic resellers, and also retain a foreign sales force that manages various call centers, which develop client networks and contact potential customers.

As the popularity of the Internet continues to surge, we plan to capitalize on the continually maturing marketplace for online inventory management services. Automated inventory services are becoming an increasingly necessary tool to reduce costs and increase productivity. From scanning the bar codes on products stored in warehouses and storage bins, to tracking the cost of goods sold to customers, inventory management is becoming an essential part of everyday life for many businesses.

We believe that our company has a strategic advantage over our competition because our customers will have access to a protected local copy of their inventory at their premises to which they can refer to in the event of a failure in Internet connectivity. By granting our customers a local copy of their inventory that will be readily available, our customers will have the ability to continue with a project such as an inventory count (despite the lack of internet service), without disruptions. In addition, once Internet connection is restored, the local copy will automatically synch with the client's online inventory system, updating any changes that may have occurred during the interruption. We believe our unique technology will find a comfortable niche in the online inventory system business, and will continue to refine our product and related services in order to meet the needs of small and medium sized businesses.

PRODUCTION

Registered subscribers will be able to log into our web site using the access codes they set up during the registration process. After entering their user name and password the person will be redirected to a designated secure folder that contains their customized inventory management system. The infrastructure of the web site will allow a subscriber to have multiple users online simultaneously with no limitations on the number of hours of use. The subscriber's staff will be able to access the same or different elements of their online inventory management system at the same time if they like. An access code hierarchy will be available to allow an administrator from the subscriber firm, to limit or restrict the rights of users within their own group. In this way sensitive information will be restricted to predetermined members of the subscriber group.

A prominent feature of our online inventory management system will be to the ease of access to a client's information. We plan to design an online system that will be able to harness the growing ubiquity of Internet access. The portability of the user name and password will allow subscribers to access our company's web site from anywhere that they have Internet access. Our subscribers are will be able to access the inventory via any web-compliant browser on a PC, Laptop or a PDA.

Our product will enable our clients to manage their inventory and related logistics. For example, when a shipment of materials arrives at the loading dock of a client company, the client's staff person can log into the site and enter the incoming items by product description, quantity and include notes such as damaged goods for return. The entry will immediately update the existing inventory for the goods already on hand, change the re-order status and advise the production department that the goods have been received and are now available. In another example, a client's sales representative that is visiting a customer at the customer's office and needs to check the status of a customer order, can check from a remote location to see if an item the customer wants is in stock or to modify an existing order that has not yet shipped. The sales rep will be able to use a wireless device to access the Internet, log in and complete any one of these or other tasks thereby help to increase the level of service the sales rep can give to the customer.

Our online inventory management services will feature a relational database that will be developed using the open source MYSQL and the PhP programming language. By using these software development tools we will be able to keep our costs down and still produce a high quality product. The customer may opt for a local copy of their inventory hosted on a server at their premises. If the Internet fails, the local copy is still available for the customer to use. When the problem is remedied, the local copy will synch with the online inventory system. This option will be available at an additional fee.

                               PLAN OF OPERATION

Our plan of operation for the 12 months following the date of this prospectus is to focus on developing a strong network of international and domestic resellers who will offer our online inventory management services to small and medium sized companies. Initially, the majority of our revenue will come from the sales contracts made by the international and domestic resellers. We anticipate that a portion of our revenue will also come from sales to direct subscribers of our software. We feel that our marketing strategy of developing an international and domestic network of resellers will bring us long term profitability and allow us to grow the business over time.

Over the next 12 months, we anticipate spending approximately $20,000 for business operations. The budget includes all anticipated costs associated with technological requirements, professional fees-which include the filing of this registration statement and future compliance with reporting obligations, marketing expenses, and also various expenses related to maintaining an office space.

In addition, our management team will contribute to the long-term growth and success of the business by donating their time without charge to the business. Directors will spend at least 25 to 30 hours per week on company business.

RESULTS OF OPERATIONS

REVENUES

We had no revenues for the periods from February 8, 2008 (date of inception) to July 31, 2009 or to January 31, 2010.

EXPENSES

Our expenses for the twelve month periods ended July 31, 2009 and 2008, were $33,714 and $7,187, respectively. During the period from February 8, 2008 (date of inception), through July 31, 2009, we incurred expenses of $40,901. These expenses were comprised primarily of office rent, legal expenses, accounting expenses, SEC filing fees, transfer agent fees, as well as bank fees.

Our expenses for the three month periods ended January 31, 2010 and 2009, were $4,630 and $713, respectively. Our expenses for the six month periods ended January 31, 2010 and 2009, were $12,280 and $20,353, respectively. During the period from February 8, 2008 (date of inception), through January 31, 2010, we incurred expenses of $50,448. These expenses were comprised primarily of legal, accounting, administration, and web site development fees.

NET INCOME (LOSS)

Our net loss for the twelve-month periods ended July 31, 2009, and 2008, were $33,714 and $7,187, respectively. During the period from February 8, 2008 (date of inception), through July 31, 2009, we incurred a net loss of $40,901. This loss consisted of office rent, legal expenses, accounting expenses, SEC filing fees, transfer agent fees, as well as bank fees.

Our net loss for the three month periods ended January 31, 2010 and 2009 were $4,630 and $713, respectively. Our net loss for the six month periods ended January 31, 2010 and 2009 were $12,280 and $20,353, respectively. During the period from February 8, 2008 (date of inception) through January 31, 2010, we incurred a net loss of $50,448. This loss consisted primarily of incorporation costs, professional fees and filing fees.

Since inception, we have sold 2,140,000 shares of common stock.

PURCHASE OR SALE OF EQUIPMENT

We do not expect to purchase or sell any plant or significant equipment. We have leased web hosting space needed for hosting our website at a cost of $240 annually.

                        LIQUIDITY AND CAPITAL RESOURCES

Our balance sheet as of July 31, 2009, reflects assets of $24,366 in the form of cash, prepaid expenses and a website. Our balance sheet as of January 31, 2010, reflects assets of $12,437. Since inception, we have sold 2,140,000 shares of common stock with gross proceeds of $47,000. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

We anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

GOING CONCERN CONSIDERATION

Our registered independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our registered independent auditors.

In the past, we have been able to raise a limited amount of capital through private placements of our equity stock, but we are uncertain about our continued ability to raise funds privately. If we are unable to secure adequate capital to implement our current business plan, our business may fail and our stockholders may lose some or all of their investment.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had changes in or disagreements with accountants on accounting and financial disclosure.

                        DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

          Name of Director                    Age
          ----------------                    ---
          Ronald C. Dela Cruz                  33
          David Marby                          28

          EXECUTIVE OFFICER:

          Name of Officer                     Age       Position
          ---------------                     ---       --------
          Ronald C. Dela Cruz                  33       President


BIOGRAPHICAL INFORMATION


Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

RONALD C. DELA CRUZ, PRESIDENT AND BOARD MEMBER. Mr. Dela Cruz is currently employed as a PhP software developer for CitizensSoft Inc. in the Philippines where he has worked since February of 2007. Prior to that he held a similar position as a PhP software developer at the Institute for Popular Democracy where he worked on web based database management software products beginning in 2005. In this role, Mr. Dela Cruz was involved in both the software development and the migration to a web-based platform for users. Prior to that, from 2002 to 2005, he worked as an independent software developer on projects related to wireless, multimedia, web development and artificial intelligence. Mr. Dela Cruz has worked extensively with Java, ASP, PhP, MySQL, PostgreSQL and C++. Prior to working as a freelance developer he worked for UP Diliman as a Graduate Research Assistant from June 2000 to April 2002 and at Software Brewers Inc. in the Philippines from July 1997 to April 1999.

He graduated with a Bachelor's degree in Computer Science / Information Technology from the Polytechnic University of the Philippines in April 1997. Since then he has completed 30 units of credit towards his Masters degree in Computer Science.

DAVID MARBY, BOARD MEMBER. Mr. Marby is currently employed as a Senior Account Manager for Pixel Pro Design Studio in the Philippines, a position he held since October 2006. His responsibilities include all aspects of sales and marketing account management activities. Between January 2005 and September 2006, Mr. Marby was employed as the Customer Service Representative (CSR) Supervisor at Wi-Max Business Innovations Inc. His job responsibilities included handling all customer requests as well as sales enquiries. He assisted the sales staff in resolving problems brought forth by the company's customers and handled various aspects of staff operations.

Mr. Marby attended the Technological Institute of the Philippines from 1997 to 1998 with a focus on Civil Engineering. From 1998 to 2000, he attended AMA Computer Learning Center where he focused on computer system design and programming courses.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

BOARD COMMITTEES


To date, our Board of Directors has not established a nominating and governance committee, a compensation committee, nor an audit committee.

CODE OF ETHICS

We currently do not have a Code of Ethics.

                             EXECUTIVE COMPENSATION


The particulars of compensation paid to the following persons during the fiscal period ended July 31, 2009 are set out in the summary compensation table below:

     *    our Chief Executive Officer (Principal Executive Officer);

     *    our Chief Financial Officer (Principal Financial Officer);

     * each of our three most highly compensated executive officers, other than the Principal Executive Officer and the Principal Financial Officer, who were serving as executive officers at the end of the fiscal year ended July 31, 2009; and

     * up to two additional individuals for whom disclosure would have been provided under the item above but for the fact that the individual was not serving as our executive officer at the end of the fiscal year ended July 31, 2009 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                 Fiscal                                                Non-Equity     Nonqualified
 Name and         Year                                                 Incentive        Deferred
 Principal       Ended                           Stock      Option        Plan        Compensation    All Other
 Position       July 31,   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------       --------   ---------  --------  ---------  ---------  ---------------  -----------  ---------------  ---------
Ronald Dela      2009         0         0          0          0             0              0              0             0
Cruz (1)         2008         0         0          0          0             0              0              0             0
President/Board
Member

----------
(1) Mr. Dela Cruz has been our President and a Director since we were incorporated on February 8, 2008.

                OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

                                     Option Awards                                            Stock Awards
         ----------------------------------------------------------------  ------------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                            Equity                                                    Number of    Value of
                                           Incentive                          Number                  Unearned     Unearned
                                          Plan Awards;                          of         Market      Shares,      Shares,
           Number of      Number of        Number of                          Shares      Value of    Units or     Units or
          Securities     Securities       Securities                         or Units    Shares or     Other         Other
          Underlying     Underlying       Underlying                         of Stock     Units of     Rights       Rights
          Unexercised    Unexercised      Unexercised   Option     Option      That      Stock That     That         That
           Options         Options         Unearned    Exercise  Expiration  Have Not     Have Not    Have Not     Have Not
Name     Exercisable(#) Unexercisable(#)   Options(#)   Price($)    Date     Vested(#)    Vested($)   Vested(#)    Vested(#)
----     -------------- ----------------  ----------    -----       ----     ---------    ---------   ---------    ---------
Ronald          --            --               --          --         --         --            --          --           --
Dela Cruz

OPTION GRANTS AND EXERCISES

There were no option grants or exercises by any of the executive officers named in the Summary Compensation Table above.

EMPLOYMENT AGREEMENTS

We have not entered into employment and/or consultant agreements with our Directors and officers.

COMPENSATION OF DIRECTORS

All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business. From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties. Our directors have not received any compensation for the fiscal year ended July 31, 2009.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The table below sets forth the number and percentage of shares of our common stock owned as of March 9, 2010, by the following persons: (i) stockholders known to us who own 5% or more of our outstanding shares, (ii) each of our Directors, and (iii) our officers and Directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Our total authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of March 9, 2010, there were 2,140,000 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to our stockholders. As of the date of this prospectus, there were no shares of preferred stock issued and outstanding.

                                                                             Amount and
                                                                             Nature of
                                                                             Beneficial           Percentage
Title of Class       Name and Address of Beneficial Owner                    Ownership (1)        of Class (2)
--------------       ------------------------------------                    -------------        ------------
Common Stock         Ronald Dela Cruz                                          750,000               35.09%

Common Stock         David Marby                                               750,000               35.09%

                     All directors and officers as a group (2 persons)       1,500,000               70.09%

----------
(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.


(2)   Based on 2,140,000 shares of our common stock outstanding.

CHANGES IN CONTROL

There are no existing arrangements that may result in a change in control of the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

The following table sets forth information regarding our equity compensation plans.

                                                                     Number of                                Number of
                                                                 Securities to be                             Securities
                                                                    Issued upon       Weighted Average        Remaining
                                                                    Exercise of      Exercise Price of      Available for
                                                                    Outstanding         Outstanding        Future Issuance
                                                                 Options, Warrants   Options, Warrants       under Equity
Plan category                                                       and Rights           and Rights       Compensation Plans
-------------                                                       ----------           ----------       ------------------
                                                                       (a)                  (b)                   (c)
Equity compensation plans approved by security holders                  --                  --                     --
Equity compensation plans not approved by security holders              --                  --                     --
Total                                                                   --                  --                     --

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

As at July 31, 2009, there is a balance owing to a stockholder of the Company in the amount of $12,034.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.


            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by referenced therein for copies of the actual contract, agreement or other document. We are currently required to file annual, quarterly and special reports, proxy statements and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website at www.solmaya.net as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

                           NETVENTORY SOLUTIONS, INC.

                                 640,000 SHARES
                                       OF
                                  COMMON STOCK

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


UNTIL _________________, 2010, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                              ______________, 2010

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us. The amounts listed below are estimates subject to future contingencies.

Expenses:                                                      Dollar amount
---------                                                      -------------
Securities and Exchange Commission Registration Fee             $     1.26
Edgarization, Printing and Engraving                            $ 1,000.00
Accounting Fees and Expenses                                    $ 4,300.00
Legal Fees and Expenses                                         $15,000.00
Miscellaneous                                                   $ 5,000.00
                                                                ----------
TOTAL                                                           $25,301.26
                                                                ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a) Indemnification of Directors and Officers.

     (i) For purposes of this Article, (A) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative.


     (ii) Each Indemnitee shall be indemnified and held harmless by the corporation to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for any amounts paid in settlement to the corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.


     (iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer of the corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

     (iv) The expenses of Indemnitees must be paid by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. To the extent that a director or officer of the corporation is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in by him or her in connection with the defense.

(b) Indemnification of Employees and Other Persons. The corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

(d) Insurance. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

(e) Other Financial Arrangements. The other financial arrangements which may be made by the corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation. In the absence of fraud (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

(g) Amendment. The provisions of this Article relating to indemnification shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by the unanimous vote of the directors of the corporation then serving; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we sold unregistered securities as described below. We believe that the issuances of the following securities were considered to be exempt from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under. The purchasers of the securities in such transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transactions. The purchasers of the securities in the transactions below were each sophisticated investors who were provided information about us and were able to bear the risk of loss of their entire investment.


     1. On February 8 2008, we issued 750,000 shares of our common stock to each of Ronald C. Dela Crus, our President and director, and David Marby, our director, for a purchase price of $0.01 per share, or aggregate proceeds of $15,000 for an aggregate of 1,500,000 shares.

     2. On June 30, 2008, we sold and issued an aggregate of 640,000 shares of common stock to 32 individuals at a price of $0.05 per share, in one offering for total proceeds of $32,000.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

The following exhibits are filed as part of this registration statement:


Exhibit                            Description of Exhibit
-------                            ----------------------
3.1 Certificate of Incorporation of NetVentory Solutions, Inc. (Attached as Exhibit 3.1 to our Registration Statement on Form S-1 originally filed with the SEC on September 3, 2008 and incorporated herein by reference.)

3.2 Bylaws of NetVentory Solutions, Inc. (Attached as an Exhibit 3.2 to our Registration Statement on Form S-1 originally filed with the SEC on September 3, 2008 and incorporated herein by reference.)

5.1 Opinion of Gersten Savage LLP. (Attached as an Exhibit 5.1 to our Registration Statement on Form S-1 originally filed with the SEC on September 3, 2008 and incorporated herein by reference.)

23.1 Consent of Silberstein Ungar, PLLC (formerly known as Maddox Ungar Silberstein, PLLC).

23.2      Consent of Gersten Savage LLP (included in Exhibit 5.1).


ITEM 17. UNDERTAKINGS


The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (5) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mandaluyong, Philippines on March 9, 2010.


NETVENTORY SOLUTIONS, INC.


By: /s/ Ronald C. Dela Cruz
   -------------------------------------------
   Ronald C. Dela Cruz
   President (Principal Executive Officer,
   Principal Financial Officer and
   Principal Accounting Officer)


In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

         Signature                   Capacity in Which Signed           Date
         ---------                   ------------------------           ----


/s/ Ronald C. Dela Cruz               President and Director       March 9, 2010
---------------------------------
Ronald C. Dela Cruz



/s/ David Marby                       Director                     March 9, 2010
---------------------------------
David Marby

                                    EXHIBITS

Exhibit                            Description of Exhibit
-------                            ----------------------

3.1 Certificate of Incorporation of NetVentory Solutions, Inc. (Attached as Exhibit 3.1 to our Registration Statement on Form S-1 originally filed with the SEC on September 3, 2008 and incorporated herein by reference.)

3.2 Bylaws of NetVentory Solutions, Inc. (Attached as an Exhibit 3.2 to our Registration Statement on Form S-1 originally filed with the SEC on September 3, 2008 and incorporated herein by reference.)

5.1 Opinion of Gersten Savage LLP. (Attached as an Exhibit 5.1 to our Registration Statement on Form S-1 originally filed with the SEC on September 3, 2008 and incorporated herein by reference.)

23.1 Consent of Silberstein Ungar, PLLC (formerly known as Maddox Ungar Silberstein, PLLC).

23.2      Consent of Gersten Savage LLP (included in Exhibit 5.1).